UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2005

Mercury Air Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-1800515 (I.R.S. Employer Identification Number)

5456 McConnell Avenue, Los Angeles, CA (Address of principal executive offices)	90066 (Zip Code)

(310) 827-2737
(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

     (a) Previous Independent Accountants

On May 31, 2005, the Audit Committee of Mercury Air Group, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm.

The reports of PwC on the consolidated financial statements of the Company as of and for the years ended June 30, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the period from June 16, 2003, the date on which PwC was appointed as the independent registered public accounting firm for the Company, and through May 31, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PwC’s satisfaction, would have caused it to make reference thereto in its reports on the consolidated financial statements for such years.

During the period from June 16, 2003 through May 31, 2005, there have been no reportable events (as defined in Item 304 (a) (1) (v) of Regulation S-K).

The Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16.1 and is incorporated herein by reference.

     (b) New Independent Accountants

The Audit Committee of the Company engaged Grant Thornton LLP (“Grant Thornton”) as its new independent registered public accounting firm as of May 31, 2005. During the years ended June 30, 2004 and 2003 and through May 31, 2005, the Company has not consulted with Grant Thornton regarding any matters specified in Items 304 (a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934. The Company has authorized PwC to respond fully to any inquiries from Grant Thornton relating to PwC’s engagement as the Company’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP Regarding Change in Certifying Accountant

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 06, 2005	MERCURY AIR GROUP, INC.
	By:	/s/ Kent Rosenthal
Kent Rosenthal
Chief Financial Officer